Exhibit 99.6

                         Independent Accountants Report


Stockholders of HONOR Technologies, Inc.:

In our opinion, the consolidated statements of income, of changes in stockholders' equity and of cash flows (not presented separately herein) present fairly, in all material respects, the results of operations and cash flows of HONOR Technologies, Inc. and its subsidiaries (the Company) for the year ended December 31, 1998 in conformity with generally accepted accounting principles. Those financial statements are the responsibility of the Company's management; our responsibilty is to express an opinion on those financial statements based our audit. We conducted our audit of those statements in accordance with generally accepted auditing standards which require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements, assessing the accounting principles used and significant estimates made by management, and evaluating the overall financial statement presentation. We believe that our audit provides a reasonable basis for the opinion expressed above.

/s/ PricewaterhouseCoopers LLP

Orlando, Florida
April 23, 1999